UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 23, 2023

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Vishay Intertechnology, Inc. ("Vishay") held its Annual Meeting on May 23, 2023. Vishay's stockholders voted to approve the 2023 Long-Term Incentive Plan (the "2023 Plan"). The 2023 Plan replaces the Vishay Intertechnology, Inc. 2007 Stock Incentive Program (the "2007 Program"), which expires on May 20, 2024.

The 2023 Plan allows the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, phantom stock units, and other cash-based awards to employees, directors, consultants, and other service providers of the Company and its affiliates.  The plan allows up to 6 million shares (subject to certain adjustments described in the 2023 Plan) to be granted to employees, directors, consultants, and other service providers. The 2023 Plan will expire on March 24, 2033 (ten years after the Board adopted the 2023 Plan).

The foregoing description is qualified in its entirety by reference to the 2023 Plan, which is incorporated herein by reference to Annex A to Vishay's definitive proxy statement, dated April 4, 2023, for its 2023 Annual Meeting of Stockholders.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, Vishay's stockholders elected one director to hold office until the 2025 annual meeting and three directors to hold office until the 2026 annual meeting, ratified the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2023, voted on an advisory basis to approve Vishay's executive compensation, and voted to approve the 2023 Long-Term Incentive Plan.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Director to Hold Office until 2025

	For	Withheld	Broker Non-Votes
Joel Smejkal
Common stock	99,131,593	5,882,244	9,737,342
Class B common stock	11,938,767	18,021	750
Total voting power	218,519,263	6,062,454	9,744,842

Election of Directors to Hold Office until 2026

	For	Withheld	Broker Non-Votes
Michael J. Cody
Common stock	70,709,098	34,304,739	9,737,342
Class B common stock	11,938,767	18,021	750
Total voting power	190,096,768	34,484,949	9,744,842
Dr. Abraham Ludomirski
Common Stock	46,698,804	58,315,033	9,737,342
Class B common stock	11,938,767	18,021	750
Total voting power	166,086,474	58,495,243	9,744,842
Raanan Zilberman
Common stock	66,532,073	38,481,764	9,737,342
Class B common stock	11,938,767	18,021	750
Total voting power	185,919,743	38,661,974	9,744,842

Ratification of Appointment of Independent Registered Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Common stock	109,604,704	5,074,286	72,189	-
Class B common stock	11,957,538	-	-	-
Total voting power	229,180,084	5,074,286	72,189	-

Advisory Vote on Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Common stock	55,826,990	48,957,024	229,823	9,737,342
Class B common stock	11,938,767	18,021	-	750
Total voting power	175,214,660	49,137,234	229,823	9,744,842

Approval of the 2023 Long-Term Incentive Plan

	For	Against	Abstain	Broker Non-Votes
Common stock	97,086,577	7,814,700	112,560	9,737,342
Class B common stock	11,956,788	-	-	750
Total voting power	216,654,457	7,814,700	112,560	9,744,842

Approval of an Amendment to the Company's Corrected Amended and Restated Certificate of Incorporation

	For	Against	Abstain	Broker Non-Votes
Common stock	42,394,302	62,300,911	318,624	9,737,342
Class B common stock	11,938,767	18,021	-	750
Total voting power	161,781,972	62,481,121	318,624	9,744,842

The approval of an amendment to the Company’s Corrected Amended and Restated Certificate of Incorporation (identified as “Proposal Five” in the definitive proxy statement) required the following three affirmative votes: (i) the holders of a majority of the votes of the outstanding shares of common stock and Class B common stock, voting together as a single class; (ii) the holders of a majority of the votes of the outstanding shares of common stock, voting as a separate class; and (iii) the holders of a majority of the votes of the outstanding shares of Class B common stock, voting as a separate class.

The proposed amendment will not be implemented because a majority of the votes of the outstanding shares of common stock (group (ii) above) did not approve the amendment.

Item 8.01 – Other Events

Cash Dividend Declaration

On May 23, 2023, Vishay declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on June 29, 2023 to stockholders of record at the close of business on June 16, 2023. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan. Incorporated by reference to Annex A to our definitive proxy statement, dated April 4, 2023, for our 2023 Annual Meeting of Stockholders
99.1	Press release dated May 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer